Exhibit 99.4
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
      The Unaudited Pro Forma Combined Financial Statements presented herein are derived from the historical consolidated financial statements of Phelps Dodge, Inco and Falconbridge. The Unaudited Pro Forma Combined Financial Statements are prepared using the purchase method of accounting, with the acquisition of Inco and Falconbridge, as applicable, by Phelps Dodge assumed to have occurred on January 1, 2005, for statement of income purposes and on March 31, 2006, for balance sheet purposes using accounting principles generally accepted in the United States (U.S. GAAP). Upon completion of the combination with Inco and Falconbridge, the pre-combination shareholders of Phelps Dodge will own approximately 41% of the combined company, the pre-combination shareholders of Inco, approximately 30%, and the pre-combination shareholders of Falconbridge, approximately 29%. Upon completion of the combination with Inco only, the pre-combination shareholders of Phelps Dodge will own approximately 57% of the combined company and the pre-combination shareholders of Inco, approximately 43%. In addition to considering these relative shareholdings, the company also considered the proposed composition and terms of the board of directors, the proposed structure and members of the executive management team of Phelps Dodge Inco, and the premium paid by Phelps Dodge to acquire Inco and Falconbridge, in determining the accounting acquirer. Based on the weight of these factors, the company concluded that Phelps Dodge was the accounting acquirer.
      The pro forma amounts have been developed from (a) the audited consolidated financial statements of Phelps Dodge contained in its Annual Report on Form 10-K for the year ended December 31, 2005, which were prepared in accordance with U.S. GAAP, (b) the audited consolidated financial statements of Inco contained in its Annual Report on Form 10-K for the year ended December 31, 2005, which were prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP) and adjusted to U.S. GAAP based on a reconciliation presented in the footnotes to such statements, (c) the audited consolidated financial statements of Falconbridge contained in its Annual Report on Form 40-F for the year ended December 31, 2005, which were prepared in accordance with Canadian GAAP and adjusted to U.S. GAAP based on a reconciliation presented in the footnotes to such statements, (d) the unaudited consolidated financial statements of Phelps Dodge contained in its Quarterly Report on Form 10-Q for the period ended March 31, 2006, which were prepared in accordance with U.S. GAAP, (e) the unaudited consolidated financial statements of Inco contained in its Quarterly Report on Form 10-Q for the period ended March 31, 2006, which were prepared in accordance with Canadian GAAP and adjusted to U.S. GAAP based on a reconciliation presented in the footnotes to such statements and (f) the unaudited consolidated financial statements of Falconbridge contained in a Current Report on Form 6-K for the period ended March 31, 2006, which were prepared in accordance with Canadian GAAP and adjusted to U.S. GAAP based on non-public information provided by Falconbridge management. Falconbridge is not required to file its unaudited interim financial data with the SEC. As such, Falconbridge has not made a reconciliation of its Canadian GAAP interim financial data to U.S. GAAP publicly available. Falconbridge management provided to Phelps Dodge the non-public information required to produce the interim Unaudited Pro Forma Combined Financial Statements and the footnotes thereto presented below.
      Phelps Dodge intends to complete its share repurchase program within the 12 months after closing of the Inco transaction in an amount up to $5 billion, less the stated principal amount of up to $3 billion of 8% convertible subordinated notes of Inco due April 1, 2012, purchased by Phelps Dodge, if any, from Inco. The share repurchase program has not been included in the Unaudited Pro Forma Combined Financial Statements and is not a condition of the proposed business combination.
      The Unaudited Pro Forma Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Phelps Dodge would have been had the combination occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. In this regard, we note that the Unaudited Pro Forma Combined Financial Statements do not give effect to (i) any integration costs that may be incurred as a result of the acquisition, (ii) synergies, operating efficiencies and cost savings that are expected to result from the acquisition, (iii) benefits expected to be derived from the combined company’s growth projects or brownfield expansions, (iv) changes in commodities prices subsequent to the dates of such Unaudited Pro Forma Combined Financial Statements, (v) Phelp Dodge’s share repurchase program or (vi) the impact of undertakings that Phelps Dodge is prepared to make in order to address regulatory clearance requirements.
      Phelps Dodge has not developed formal plans for combining the operations. Accordingly, additional liabilities may be incurred in connection with the business combination(s) and any ultimate restructuring. These additional liabilities and costs have not been contemplated in the Unaudited Pro Forma Combined Financial Statements because information necessary to reasonably estimate such costs and to formulate detailed restructuring plans is not available to Phelps Dodge. The allocation of the purchase price to acquired assets and liabilities in the Unaudited Pro Forma Combined Financial Statements are based on management’s preliminary internal valuation estimates. Such allocations will be finalized based on valuation and other studies to be performed by management with the services of outside valuation specialists after the closing of the business combination(s). Accordingly, the purchase price allocation adjustments and related impacts on the Unaudited Pro Forma Combined Financial Statements are preliminary and are subject to revision, which may be material, after the closing of the business combination(s).
      The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the separate, publicly-filed historical consolidated financial statements and accompanying notes of each of Phelps Dodge, Inco and Falconbridge.

PHELPS DODGE CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
PHELPS DODGE, INCO AND FALCONBRIDGE COMBINED
FOR THE THREE MONTHS ENDED MARCH 31, 2006
(UNAUDITED)
(AMOUNTS IN MILLIONS, EXCEPT PER SHARE INFORMATION)

	Historical			Pro Forma
				Adjustments		Pro Forma
	Phelps Dodge	Inco	Falconbridge	(Note 3)		Combined

Sales and other operating revenues	$2,225	1,211	2,858	(162	)(I)
				(168	)(Q)	5,964

Operating costs and expenses:
Cost of products sold	1,448	752	1,949	(162	)(I)
				(36	)(N)
				1	(P)
				(117	)(Q)	3,835
Depreciation, depletion and amortization	107	71	167	127	(J)
				(1	)(P)
				(4	)(Q)	467
Selling and general administrative expense	49	47	23			119
Exploration and research expense	30	31	40			101
Special items and provisions, net	17	—	—			17

	1,651	901	2,179	(192)		4,539

Operating income (loss)	574	310	679	(138)		1,425
Interest expense	(16)	(17)	(29)	(49	)(A)
				(213	)(O)
				(1	)(Q)	(325)
Capitalized interest	11	(4)	—	34	(A)	41
Miscellaneous income and expense, net	34	27	10	15	(A)	86

Income (loss) from continuing operations before taxes, minority interests in consolidated subsidiaries and equity in net earnings (losses) of affiliated companies	603	316	660	(352)		1,227
Provision for taxes on income	(136)	(108)	(214)	116	(F)
				4	(Q)	(338)
Minority interests in consolidated subsidiaries	(117)	(18)	(2)			(137)
Equity in net earnings (losses) of affiliated companies	1	—	—			1

Income (loss) from continuing operations	$351	190	444	(232)		753

Earnings per share from continuing operations:
Basic	$1.73					1.50
Diluted	$1.72					1.50
Weighted average shares outstanding:
Basic	202.0					500.5	(M)
Diluted	203.4					501.9	(M)
See accompanying notes to pro forma combined financial statements.

PHELPS DODGE CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
PHELPS DODGE, INCO AND FALCONBRIDGE COMBINED
FOR THE YEAR ENDED DECEMBER 31, 2005
(UNAUDITED)
(AMOUNTS IN MILLIONS, EXCEPT PER SHARE INFORMATION)

	Historical			Pro Forma
				Adjustments		Pro Forma
	Phelps Dodge	Inco	Falconbridge	(Note 3)		Combined

Sales and other operating revenues	$8,287	4,518	8,148	(384	)(I)
				(773	)(Q)	19,796

Operating costs and expenses:
Cost of products sold	5,282	2,697	5,779	(384	)(I)
				(123	)(N)
				2	(P)
				(595	)(Q)	12,658
Depreciation, depletion and amortization	442	256	548	508	(J)
				(1	)(P)
				(15	)(Q)	1,738
Selling and general administrative expense	158	207	79			444
Exploration and research expense	117	133	162			412
Special items and provisions, net	523	25	—	2	(A)	550

	6,522	3,318	6,568	(606)		15,802

Operating income (loss)	1,765	1,200	1,580	(551)		3,994
Interest expense	(79)	(22)	(134)	(197	)(A)
				(849	)(O)
				(2	)(Q)	(1,283)
Capitalized interest	16	(27)	—	156	(A)	145
Early debt extinguishment costs	(54)	(26)	—	(14	)(A)	(94)
Gain on sale of cost-basis investment	439	—	—			439
Change in interest gains	168	—	—			168
Miscellaneous income and expense, net	93	(55)	24	55	(A)
				(2	)(Q)	115

Income (loss) from continuing operations before taxes, minority interests in consolidated subsidiaries and equity in net earnings (losses) of affiliated companies	2,348	1,070	1,470	(1,404)		3,484
Provision for taxes on income	(577)	(378)	(479)	463	(F)
				24	(Q)	(947)
Minority interests in consolidated subsidiaries	(190)	(64)	(150)	22	(Q)
				140	(R)	(242)
Equity in net earnings (losses) of affiliated companies	3	—	—	2	(A)	5

Income (loss) from continuing operations	$1,584	628	841	(753)		2,300

Earnings per share from continuing operations:
Basic	$8.06					4.65
Diluted	$7.82					4.59
Weighted average shares outstanding:
Basic	195.7					494.2	(M)
Diluted	202.5					501.0	(M)
See accompanying notes to pro forma combined financial statements.

PHELPS DODGE CORPORATION
PRO FORMA COMBINED BALANCE SHEET
PHELPS DODGE, INCO AND FALCONBRIDGE COMBINED
MARCH 31, 2006
(UNAUDITED)
(AMOUNTS IN MILLIONS)

	Historical			Pro Forma
				Adjustments		Pro Forma
	Phelps Dodge	Inco	Falconbridge	(Note 3)		Combined

ASSETS
Current Assets:
Cash and cash equivalents	$2,153	751	1,000	(34	)(A)
				(14,258	)(B)
				(396	)(C)
				(495	)(E)
				450	(H)
				(1,212	)(I)
				400	(K)
				14,001	(L)
				(253)	(S)	2,107
Restricted cash	10	—	—	34	(A)	44
Accounts receivable, less allowance	1,207	717	1,279	(3	)(I)
				(65	)(K)	3,135
Mill and leach stockpiles	59	—	—			59
Inventories	362	1,105	1,788	(355	)(A)
				2,189	(D)
				(200	)(K)	4,889
Supplies	201	—	—	374	(A)	575
Prepaid expenses and other current assets	119	86	—	145	(A)
				250	(K)	600
Deferred income taxes	82	—	—	44	(A)	126

Current assets	4,193	2,659	4,067	616		11,535
Investments and long-term receivables	197	—	—	79	(A)	276
Property, plant and equipment, net	4,971	7,398	8,154	30	(D)
				10,152	(D),(J)
				(373	)(K)	30,332
Long-term mill and leach stockpiles	178	—	—			178
Deferred income taxes	73	—	—	216	(F)	289
Goodwill	12	—	—	22,264	(D)	22,276
Intangible assets, net	7	—	—			7
Trust assets	564	—	—			564
Other assets and deferred charges	360	401	332	(287	)(A)
				(76	)(D)
				66	(L)	796

	$10,555	10,458	12,553	32,687		66,253

PHELPS DODGE CORPORATION
PRO FORMA COMBINED BALANCE SHEET — (Continued)
PHELPS DODGE, INCO AND FALCONBRIDGE COMBINED
MARCH 31, 2006
(UNAUDITED)
(AMOUNTS IN MILLIONS)

	Historical			Pro Forma
				Adjustments		Pro Forma
	Phelps Dodge	Inco	Falconbridge	(Note 3)		Combined

LIABILITIES
Current liabilities:
Short-term debt	$27	—	—			27
Current portion of long-term debt	3	64	853	(500	)(I)	420
Accounts payable and accrued expenses	1,482	1,274	1,731	52	(A)
				(15	)(D)
				(3	)(I)
				(45	)(K)	4,476
Accrued income taxes	84	88	—	(62	)(K)	110

Current liabilities	1,596	1,426	2,584	(573)		5,033
Long-term debt	675	2,192	2,771	(59	)(D)
				(769	)(G)
				(250	)(I)
				14,001	(L)	18,561
Deferred income taxes	610	1,313	1,071	4,321	(F)	7,315
Other liabilities and deferred credits	1,071	1,752	743	(52	)(A)
				715	(D)
				4	(K)	4,233

	3,952	6,683	7,169	17,338		35,142

Minority interests in consolidated subsidiaries	1,019	757	53			1,829

Shareholders’ equity
Preferred shares	—	—	452	(452	)(I)	—
Common shares	1,273	3,034	4,325	1,866	(G)
				(7,359	)(I)	3,139
Capital in excess of par value	1,343	577	—	21,832	(G)
				(577	)(I)	23,175
Retained earnings	3,067	66	349	(405	)(I)
				(10	)(I)	3,067
Accumulated other comprehensive loss	(99)	(721)	205	977	(D)
				(382	)(F)
				(79	)(I)	(99)
Warrants	—	62	—	(62	)(I)	—

	5,584	3,018	5,331	15,349		29,282

	$10,555	10,458	12,553	32,687		66,253

See accompanying notes to pro forma combined financial statements.

COMBINATION OF PHELPS DODGE, INCO AND FALCONBRIDGE
NOTES TO THE UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION
      The Unaudited Pro Forma Combined Financial Statements have been derived from historical consolidated financial statements of each of Phelps Dodge, Inco and Falconbridge.
      Upon completion of the combination with Inco and Falconbridge, the pre-combination shareholders of Phelps Dodge will own approximately 41% of the combined company, the pre-combination shareholders of Inco, approximately 30%, and the pre-combination shareholders of Falconbridge, approximately 29%. In addition to considering these relative shareholdings, the company also considered the proposed composition and terms of the board of directors, the proposed structure and members of the executive management team of Phelps Dodge Inco, and the premium paid by Phelps Dodge to acquire Inco and Falconbridge, in determining the accounting acquirer. Based on the weight of these factors, the company concluded that Phelps Dodge was the accounting acquirer.

2.	THE OFFER
      Phelps Dodge is proposing a combination of Phelps Dodge with Inco after Inco completes its acquisition of Falconbridge under the support agreement. Phelps Dodge will then acquire the outstanding shares of the combined Inco and Falconbridge. Phelps Dodge proposes to acquire all the issued and outstanding common shares of Inco after merging with Falconbridge for Cdn.$80.70 (US$71.58) per share composed of cash of Cdn.$20.25 per share and stock worth Cdn.$60.45 per share (based on Phelps Dodge’s closing share price of US$79.79 on July 14, 2006). On July 14, 2006, the US$/Cdn.$ exchange rate was 0.887 resulting in a cash component of US$17.96 per share and stock of US$53.62 per share. The Phelps Dodge to Inco/ Falconbridge combined stock exchange ratio was 0.672.
      The implied offer by Inco to acquire Falconbridge proposes to acquire all the issued and outstanding common shares of Falconbridge for Cdn.$63.43(US$56.26) per share composed of cash of Cdn.$18.50 per share and stock worth Cdn.$44.93 per share (based on the value of Phelp Dodge’s offer for Inco shares). On July 14, 2006, the US$/Cdn.$ exchange rate was 0.887 resulting in a cash component of US$16.41 per share and stock of US$39.85 per share. The Inco to Falconbridge stock exchange ratio was 0.55676. The implied “look through” offer or consideration per each share of Falconbridge assuming the successful completion of both the Falconbridge and Inco combination is Cdn.$63.43 per share composed of cash of Cdn.$29.77 per share and stock worth Cdn.$33.66 per share (based on Phelps Dodge’s closing share price of $79.79 on July 14, 2006). Based on the US$/Cdn.$ exchange rate on July 14, 2006, the cash component is US$26.40 per share and stock of US$29.86 per share.
      Additionally, on July 16, 2006, the Board of Directors of Falconbridge declared a Falconbridge special dividend of Cdn.$0.75 (US$0.665) per share, payable to shareholders of record on July 26, 2006.
      The transaction between Phelps Dodge and Inco is not conditioned upon the completion of the Inco and Falconbridge combination. Thus, in the event the Falconbridge acquisition is not completed by Inco, Inco shareholders will receive the same 0.672 shares of Phelps Dodge and Cdn.$20.25 per share in cash that they would have received in the proposed combination.
      The transactions would be accounted for under the purchase method of accounting. The pro forma adjustments reflect Phelps Dodge’s acquisition of 100 percent of Inco’s and Falconbridge’s net reported assets at their fair values at March 31, 2006, and the accounting for Inco and Falconbridge as wholly owned subsidiaries. Falconbridge’s interests in joint ventures in which it has joint control are reflected using the proportionate consolidation method. We are unable to determine from publicly available information whether proportionate consolidation is appropriate under U.S. GAAP. As such, we have made no related adjustments in these Unaudited Pro Forma Combined Financial Statements.

COMBINATION OF PHELPS DODGE, INCO AND FALCONBRIDGE
NOTES TO THE UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS — (Continued)
      The purchase price for the combination is estimated as follows (dollars and shares in millions, except per share data):
      Phelps Dodge’s acquisition of combined Inco and Falconbridge:

Common shares outstanding (combined Inco and Falconbridge)	444.170
Exchange offer ratio of Phelps Dodge common stock for Inco/Falconbridge combined common share	0.672
Phelps Dodge common shares to be issued	298.483
Weighted average market price of each share of Phelps Dodge common stock from July 13-14, 2006	$79.39

Fair value of Phelps Dodge common stock issued, comprising par value of $1,866 ($6.25 per share) and capital in excess of par of $21,832	$23,698
Cash consideration of $16.41 for each Falconbridge common share(1)	6,280
Cash consideration of $17.96 for each combined Inco and Falconbridge common share	7,978
Change of control costs and related employee benefits	495
Estimated transaction costs	396

Purchase Price	$38,847

(1)	Represents cash paid for 382.709 million Falconbridge common shares of $16.41 per share in the transaction between Inco and Falconbridge.
      The final purchase price could change materially from the purchase price estimated above as a result of changes in the US$/Cdn.$ exchange rate. The potential impact of this factor cannot be estimated.

3.	PRO FORMA ASSUMPTIONS AND ADJUSTMENTS
      The following assumptions and related pro forma adjustments give effect to the proposed business combination of Phelps Dodge, Inco and Falconbridge as if such combination occurred on January 1, 2005, in the Unaudited Pro Forma Combined Statement of Income for the three-month interim period ended March 31, 2006, and for the year ended December 31, 2005, respectively, and on March 31, 2006, for the Unaudited Pro Forma Combined Balance Sheet.
      The Unaudited Pro Forma Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Phelps Dodge would have been had the business combination with Inco and Falconbridge occurred on the respective dates assumed, nor are they necessarily indicative of future consolidated operating results or financial position.
      The Unaudited Pro Forma Combined Financial Statements do not reflect and do not give effect to (i) any integration costs that may be incurred as a result of the acquisition, (ii) synergies, operating efficiencies and cost savings that are expected to result from the acquisition, (iii) benefits expected to be derived from the combined company’s growth projects or brownfield expansions, (iv) changes in commodities prices subsequent to the dates of such Unaudited Pro Forma Combined Financial Statements, (v) Phelps Dodge’s share repurchase program or (vi) the impact of undertakings that Phelps Dodge is prepared to make in order to address regulatory clearance requirements.

COMBINATION OF PHELPS DODGE, INCO AND FALCONBRIDGE
NOTES TO THE UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS — (Continued)
      Additionally, Phelps Dodge believes that cost savings will be realized upon the consolidation and integration of the companies. Phelps Dodge has not developed formal plans for combining the operations. Accordingly, additional liabilities may be incurred in connection with the business combination and any ultimate restructuring. These additional liabilities and costs have not been contemplated in the Unaudited Pro Forma Combined Financial Statements because information necessary to reasonably estimate such costs and to formulate detailed restructuring plans is not available to Phelps Dodge. Accordingly, the allocation of the purchase price cannot be estimated with a reasonable degree of accuracy and may differ materially from the amounts assumed in the Unaudited Pro Forma Combined Financial Statements.
      The Unaudited Pro Forma Combined Financial Statements include the following pro forma assumptions and adjustments:

(A) Reclassifications have been made to the Inco and Falconbridge historical consolidated financial information to conform to Phelps Dodge’s presentation.

(B) These pro forma adjustments represent payment of the cash component of the purchase price for Falconbridge’s and combined Inco and Falconbridge’s common shares and for Inco’s and Falconbridge’s outstanding stock options, warrants and convertible debt of $680 million.

(C) Phelps Dodge estimates it will incur approximately $396 million of transaction costs, consisting primarily of investment bankers, attorneys, financing and accountants fees, and financial printing and other charges related to the purchase of Inco and Falconbridge. These estimates are preliminary and, therefore, are subject to change.

(D) The pro forma adjustments to fair value Inco’s and Falconbridge’s net reported assets are estimated as follows (in millions):

Adjustment to fair value inventory	$2,189
Adjustment to fair value asset retirement costs(P)	$30
Adjustment to fair value debt(O)	$(59)
Adjustment to fair value pension obligations	$1,135
Adjustment to fair value post retirement obligations other than pensions	$407
Adjustment to fair value asset retirement obligations(P)	$106
Adjustment to fair value derivative instrument obligations	$105
Adjustment to fair value property, plant and equipment(J)	$10,152
Goodwill	$22,264

Due to limited publicly available information, the allocation of the purchase price is based upon management’s preliminary estimates and certain assumptions with respect to the fair value increment associated with the assets to be acquired and the liabilities to be assumed. The actual fair values of

COMBINATION OF PHELPS DODGE, INCO AND FALCONBRIDGE
NOTES TO THE UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS — (Continued)

the assets and liabilities will be determined as of the date of acquisition and may differ materially from the amounts disclosed above in the assumed pro forma purchase price allocation due to the changes in fair values of the assets and liabilities until the date of the transaction, and as further analysis is completed. The actual allocation of the purchase price may result in different adjustments in the Unaudited Pro Forma Combined Statement of Income.

(E) This pro forma adjustment recognizes certain estimated change of control obligations arising from the combination of Inco, Falconbridge and Phelps Dodge.

(F) The estimated income tax effect of the pro forma adjustments has been recorded based upon the estimated statutory tax rates of approximately 34% for Inco and 32% for Falconbridge, which have been derived from public quarterly and annual filings of Inco and Falconbridge. The business combinations are expected to be non-taxable to the respective companies with Inco’s and Falconbridge’s historical tax bases surviving for income tax reporting purposes. Additional deferred income taxes have been recognized based on the pro forma fair value adjustments to assets and liabilities, including an adjustment to eliminate $382 million in accumulated other comprehensive loss related to the pro forma adjustment of minimum pension liabilities.

Provisions for pro forma income tax expense have been recorded as pro forma adjustments to the Unaudited Pro Forma Combined Statement of Income.

(G) This pro forma adjustment reflects the issue of 298.483 million shares of Phelps Dodge common stock in connection with the exchange offer for all the outstanding common shares of Inco (following Inco’s acquisition of Falconbridge). The common stock of Phelps Dodge represents common shares of $1,866 million at $6.25 per share par value and capital in excess of par of $21,832 million. These shares include the potential shares issued in connection with the outstanding stock options, warrants and $769 million (book value) of convertible debt instruments of Inco and Falconbridge.

(H) This pro forma adjustment gives effect to $450 million of proceeds deemed to be received from the exercise of in-the-money stock options and warrants. Phelps Dodge has assumed that all of Inco’s and Falconbridge’s stock options and warrants are exercised prior to the purchase transaction.

(I) These pro forma adjustments give effect to the redemption of Falconbridge’s preferred shares and the elimination of the historical shareholders’ equity accounts of Inco and Falconbridge and intercompany transactions.

(J) This pro forma adjustment represents the estimated increase to depreciation, depletion and amortization expense associated with the preliminary fair value adjustment of approximately $10,152 million allocated to plant, property and equipment as further discussed in Note (D) of the Notes to the Unaudited Pro Forma Combined Financial Statements. Phelps Dodge has not completed an assessment of the fair values of assets and liabilities of Inco and Falconbridge and the related business integration plans and synergies. The ultimate purchase price allocation will include possible adjustments to fair values of depreciable tangible assets, proven and probable reserves, reserves related to current development projects and intangible assets after a full review has been completed.

The preliminary allocation of $10,152 million to property, plant and equipment is primarily based on an assessment of estimated cash flows from the long-lived reserves and resources that Inco and Falconbridge own directly or through joint ventures with other companies and a valuation of certain undeveloped properties and project opportunities based on either estimated cash flows or estimated comparable values.

COMBINATION OF PHELPS DODGE, INCO AND FALCONBRIDGE
NOTES TO THE UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS — (Continued)

For the purpose of preparing the Unaudited Pro Forma Combined Statement of Income, Phelps Dodge assumed an estimated remaining useful life of 20 years, which was based on an analysis of Inco’s and Falconbridge’s estimated mine lives and on their estimated useful lives of other property, plant and equipment disclosed in their public filings. A one year change in the estimated useful life would have a 5% impact on the pro forma depreciation, depletion and amortization expense. Additionally, for each $1 billion that the final fair value of property, plant and equipment and intangible assets differs from the pro forma fair value, related depreciation, depletion and amortization expense would increase or decrease approximately $50 million annually or $12.5 million quarterly assuming a weighted average 20 year life.

(K) These pro forma adjustments eliminate Falconbridge’s Nikkelverk refinery in Norway and the related nickel-marketing assets proposed to be sold to LionOre Mining International, Ltd. The gain on the sale is not reflected in the Unaudited Pro Forma Combined Financial Statements.

(L) This pro forma adjustment relates to borrowings under the company’s one-year term loan facility ($8.4 billion), its three-year term loan facility ($1.0 billion) and its five-year term loan facility ($5.0 billion). The proceeds from these loan facilities, in conjunction with available cash, would be used for: (i) the Cdn.$20.25 per share cash payment to Inco shareholders, including payments for shares issued as a result of certain debt that is convertible into Inco shares (approximately $8 billion), (ii) repayments of Inco acquisition debt and other debt that may be callable upon a change of control (approximately $7 billion), (iii) payments for Falconbridge redeemable and non-redeemable preferred shares and (iv) payments for other transaction fees and expenses.

(M) Pro forma weighted average common stock and common stock equivalents outstanding are estimated as follows (in millions):

	Three Months Ended		Year Ended
	March 31, 2006		December 31, 2005

	Basic	Diluted	Basic	Diluted

Average number of Phelps Dodge common shares outstanding	201.972	203.400	195.717	202.502
Shares of Phelps Dodge common stock to be issued in connection with the business combination (Note 2)	298.483	298.483	298.483	298.483
      The average number of common shares outstanding gives effect to Inco’s and Falconbridge’s outstanding stock options, warrants, and convertible debt, all of which are assumed to be exercised or converted. Based upon public information reported and the current exchange offer ratios, Phelps Dodge estimates that the incremental number of Phelps Dodge shares issuable upon the exercise of Falconbridge and Inco stock options, warrants and convertible debt is approximately 23.780 million.

(N) This pro forma adjustment eliminates amortization expense for past service costs and net actuarial losses relating to postretirement benefits.

(O) This pro forma adjustment recognizes imputed interest expense in the year ended December 31, 2005, and the three months ended March 31, 2006, resulting from the fair value adjustment of Inco’s and Falconbridge’s long-term debt and acquisition related debt discussed at (L) above at an assumed interest rate of approximately 6.0%. A 12.5-basis point change in interest rates would increase (decrease) interest expense by approximately $18 million for the year ended December 31, 2005, and by approximately $4 million for the three months ended March 31, 2006.

COMBINATION OF PHELPS DODGE, INCO AND FALCONBRIDGE
NOTES TO THE UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS — (Continued)

(P) These pro forma adjustments reflect the net impact on accretion and depreciation expense for the year ended December 31, 2005, and the three months ended March 31, 2006, associated with the fair value adjustment to the asset retirement cost and asset retirement obligation. The accretion adjustment primarily reflects the impact of applying current, credit-adjusted, risk-free interest rate and current escalation rate in the fair value calculation.

(Q) These pro forma adjustments eliminate the results of operations of Falconbridge’s Nikkelverk refinery due to its proposed sale. See additional discussion in (K).

(R) This pro forma adjustment reflects the elimination of the Falconbridge minority interest in earnings assuming that Falconbridge and Noranda Inc. were amalgamated at January 1, 2005.

(S) This pro forma adjustment reflects the cash payment for the Falconbridge special dividend of Cdn.$0.75 (US$0.665) per share, payable to shareholders of record on July 26, 2006.